UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 26, 2015

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	0-4057	94-1674111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2015, two subsidiaries of the Company, Justice Investors, a California limited partnership, Justice Operating Company, LLC, a Delaware limited liability company (collectively "Justice") filed a case in the Supreme Court of the State of New York entitled Justice Investors and Justice Operating Company, LLC v. Hilton Franchise LLC (the “Action”).  On June 26, 2015, Justice and Hilton Franchise Holding LLC, a Delaware limited liability company, successor-by-merger to Hilton Franchise LLC, a Delaware limited liability company (“Hilton”) entered into a Settlement Agreement and Release (the “Agreement”) to settle and release all claims arising out of or in connection with the Action.

Under the terms of the Agreement, Hilton and Justice agreed to amend the existing Franchise Agreement between Justice and Hilton by extending it for 15 years, and for Hilton to pay to Justice key money.  Justice Operating Company LLC will execute a self-exhausting, interest-free promissory note in favor of HLT Existing Franchise Holding LLC in the amount of the key money, which provides that the key money is to be amortized, on a straight-line basis, over the 15 year term of the amended, extended Franchise Agreement.  Upon the Effective Date of the Agreement, Justice will dismiss the Action.

Item 8.01	Other Events.

The Company also reported today that, excluding the impact of the settlement described above as well as the impact of the previously announced planned upgrades in the Hotel and changes in the value of its portfolio of marketable securities and other investments due to changes in the market prices of the underlying securities (and the conditions affecting the businesses of the issuers of such other investments) and sales of securities and other investments to reduce the size of the portfolio (net of stock dividends received or to be received) by approximately one-third, the Company expects results for the fiscal quarter ending June 30, 2015 to be consistent with the results for the fiscal quarter ended March 31, 2015.  The Company believes that the impact of the settlement described above (net of associated legal and other costs) will not be material to results for the fiscal quarter ending June 30, 2015.  Gains and losses on marketable securities and other investments fluctuate significantly from period to period.

The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “could,” “might” and similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties, such as those related to changes in national and worldwide economic conditions, including the impact on tourism, the travel and lodging industry and securities markets, acts of terrorism and war, including the impact on the national and international economies, changes in energy and fuel costs, natural disasters, changes in general economic conditions, competition in the hotel industry in the San Francisco area, seasonality, changes in labor relations, labor disruptions, actual and potential pandemics, partnership distributions, the ability to obtain financing at favorable interest rates and terms, changes in securities markets, regulatory factors, litigation and other factors discussed in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 and in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, that could cause actual results to differ materially from those stated.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to update these statements, to reflect events or circumstances after the date hereof, to reflect the occurrence of unanticipated events, or otherwise."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Dated: June 26, 2015	By:	/s/ David Nguyen
Treasurer and Controller